ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

     Access Capital, Inc. ("Access Capital") and the undersigned companies named below (the "Companies") hereby mutually agree to the creation of a funding relationship between the parties, on the terms and conditions contained within this Accounts Receivable Purchase Agreement (the "ARPA") and in accordance with the Standard Terms and Conditions of Accounts Receivable Purchase Agreement attached hereto as Exhibit A and made a part hereof (the "Standard Terms"; the ARPA and the Standard Terms are collectively referred to as the "Agreement"; all defined terms used herein and not expressly defined herein shall have the meaning given to such terms in the Standard Terms):

     1. Invoice Delivery; Purchase. The Companies will deliver copies of all of their customer invoices (each, an "Account Receivable" and collectively, the "Accounts Receivable") to Access Capital for verification and processing promptly after their creation. The Companies will forward each invoice to the respective customer of the appropriate Company (the "Account Debtor"), and Access Capital will promptly notify the Companies of which invoices it will purchase (each a "Purchased Receivable" and collectively, the "Purchased Receivables"). At the request of the respective Company, Access Capital will deliver an initial payment (the "Initial Payment") to the Company for each Purchased Receivable equal to 80% of the amount invoiced on such Purchased Receivable. Following receipt of payment for any Purchased Receivable in each instance, Access Capital shall promptly deliver to the appropriate Company all of the amounts collected in excess of the Initial Payment with respect to such Purchased Receivable, less any fees, expenses and other amounts due to Access Capital. Without the prior written consent of Access Capital, in no event shall the aggregate amount of uncollected Initial Payments made by Access Capital with respect to Purchased Receivables and the amount outstanding under the Term Facility (defined hereunder), together exceed the lesser of (i) $1,000,000 (the "Capital Availability Amount") or (ii) the Percentage Limitations (as defined below).

     Additional Advances; Term Facility.Access Capital will provide the Companies with a Term Facility ("Term Facility") under the Agreement secured by unencumbered machinery and equipment. At closing, the aggregate advances on the Term Facility shall not exceed the lesser of: (x) $200,000 or (y) 15% of the Eligible Accounts Receivable (as defined hereunder). The principal balance of the Term Facility will be repaid in twenty-four-(24) equal monthly installments, together with the monthly payment of Fees (as set forth below).

     During the term, the total outstanding Term Facility shall not exceed the percentage of Eligible Accounts Receivable (the "Percentage Limitations") set forth on Exhibit B attached hereto and made part hereof.

     2. Fees. The Companies shall pay Access Capital the following fees, each of which shall be an Obligation (as such term is defined in the Standard Terms):

        (a) For purchasing Accounts Receivable hereunder an amount (the "Purchase Fee") equal to the fluctuating annual rate of two percent (2%) over Prime on the amount of each Initial Payment from the date of such Initial Payment until such time as such Initial Payment is collected in full. In providing the Term Facility, monthly interest on the outstanding balance thereof at the rate of two percent (2%) over Prime, payable in arrears on the first day of each month that the Term facility will be in effect. "Prime" shall mean the "Prime Rate" of Citibank, N.A. from time to time. Proceeds of collections shall be available to the Companies (so long as consistent with the terms of this Agreement) on the first business day after receipt by Access Capital without regard to clearance but effectively credited to outstanding balances on the second (2nd) business day after receipt thereof.

        (b) For the management of the collateral hereunder, an amount (the "Collateral Management Fee") equal to 20 basis points (.20%) per month, on the average daily outstanding Initial Payments and balance of the Term Facility.

        (c) An annual fee (the "Annual Fee") equal to one percent (1%) of the Capital Availability Amount upon the closing and on each anniversary of the closing of the ARPA.

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
     3. Term. This ARPA shall be in effect for an initial term beginning on the date hereof and continuing until two years from the date on which any of the Companies shall have first received the proceeds of an Initial Payment from Access Capital (the "Initial Term"), and thereafter automatically renew for a one year period , unless one party shall terminate in accordance with the Standard Terms.

     4. Conditions Precedent. Unless otherwise consented to by Access Capital, Access Capital shall not be obligated to purchase any Accounts Receivable hereunder unless and until all of the conditions precedent set forth on Exhibit C attached hereto shall have been satisfied (the documents listed on said Exhibit C collectively referred to herein as the "Transaction Documents").

     5.  The  Companies'  Representations,  Warranties  and  Covenants.  By  the
Companies' delivery of invoices to Access Capital or acceptance of an Initial Payment with respect to an Account Receivable, the Companies jointly and severally expressly acknowledge that each shall be deemed to represent, warrant and covenant to Access Capital with respect to each such invoice that:

        (a) The Companies' presenting such invoice is the sole owner of such Accounts Receivable and such Accounts Receivable have not previously been assigned or encumbered in any manner; that Company has the full power and authority to sell such Account Receivable and the sale of such Account Receivable to Access Capital has been duly authorized by all necessary corporate action;

        (b) The goods or services listed or referred to in the invoices related to any such Accounts Receivable have been shipped or rendered to the Account Debtor, and the prices and terms of shipment set forth therein conform in all material respects to the terms of any related purchase order or agreement with the Account Debtor;

        (c) The invoices representing such Accounts Receivable correctly set forth the full purchase price of the goods or services covered thereby, and such amount is due and owing from the Account Debtor, subject to no set-offs, deductions, disputes, contingencies or counterclaims against any of the Companies or the invoice, and payment thereof is not contingent upon fulfillment of any obligation; and

        (d) Upon Access Capital's delivery of an Initial Payment for Accounts Receivable, Access Capital shall be vested with all right, title and interest in and to the Accounts Receivable purchased, including all proceeds thereof, rights of stoppage in transit and rights of return, contract rights and rights under policies of insurance.

        (e) The machinery and equipment listed on Exhibit D, which shall be pledged to Access Capital as security for the Term Facility is unencumbered, and that the respective Company has the full power and authority to pledge such machinery and equipment.

     6. Governing Law. This Agreement has been made in, and shall be governed by the laws of, the State of New York, without giving effect to conflicts of laws rules.


     7. Complete Agreement. This Agreement and the other Transaction Documents set forth the complete and entire understanding between the Companies and Access Capital and may only be modified by a written instrument signed by the party to be bound thereby.

      [Remainder of this page intentionally left blank; signatures follow]


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
     The undersigned have entered into this Agreement on the 25th day of May, 2005.



ACCESS CAPITAL, INC.
EMERGENT GROUP, INC.


By: /s/ Daren Demcsik
    -----------------
        Daren Demcsik                      By: /s/ Bruce J. Haber
        Vice President                         ------------------
                                                   Bruce J. Haber
                                                   Chairman
Address:                                   Address:
405 Park Ave                               932 Grand Central Avenue
New York, NY 10022                         Glendale, California
(212) 644-9300                             (800) 660-6162
                                           Federal ID #:
                                           State of Incorporation:  Nevada
                                           Organizational ID #: ___________
                                           PRI Medical Technologies, Inc.





                                           By:      /s/ Bruce J. Haber
                                                    -------------------
                                           Bruce  J. Haber
                                           Chairman

                                           Address:

                                           932 Grand Central Avenue
                                           Glendale, California
                                           (800) 660-6162
                                           Federal ID #:
                                           State of Incorporation:  Nevada
                                           Organizational ID #: ___________

                                                                     EXHIBIT A



                                    STANDARD

                              TERMS AND CONDITIONS

                    OF ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

     The following Standard Terms and Conditions are attached to, and hereby incorporated by reference in, the Accounts Receivable Purchase Agreement (the "ARPA") by and between Access Capital and the Companies. All defined terms used herein and not expressly defined by this document shall have the meaning given to such terms in the ARPA.

     1. Verification and Credit. Access Capital will conduct such examination and verification of the invoices delivered to it, and such credit investigation of the account debtors, as it considers necessary or desirable. Access Capital shall have the absolute right, in its sole discretion, to reject any or all of the Accounts Receivable tendered to it by the Companies, irrespective of whether or not Access Capital has previously purchased Accounts Receivable from any of the Companies or has purchased Accounts Receivable of any particular account debtor (individually, an "Account Debtor," and collectively, "Account Debtors").

     2. Purchase and Sale of Accounts Receivable. Those Accounts Receivable that Access Capital elects to purchase from any of the Companies (the "Eligible Accounts Receivable") shall be listed in an Invoice Delivery Schedule prepared for each purchase by Access Capital (such form, together with any schedules and attachments thereto is hereinafter referred to as an "Invoice Delivery Schedule"). Upon creation by Access Capital of an Invoice Delivery Schedule, the Companies shall be deemed to have sold, assigned, transferred, conveyed and delivered to Access Capital, and Access Capital shall be deemed to have purchased and received from the Companies, all right, title and interest of the Companies in and to the Accounts Receivable listed in such Invoice Delivery Schedule. Access Capital shall have no obligation to deem any Account Receivable from a specific Account Debtor to be an Eligible Account Receivable if 25% or more of the Accounts Receivable from such Account Debtor exceeds the Eligibility Period (as such term is defined in paragraph 3 herein). Notwithstanding the foregoing, if a particular Account Receivable tendered by a Company to Access Capital is not included in an Invoice Delivery Schedule, but Access Capital nonetheless makes an Initial Payment to the Companies for such Account Receivable, then Access Capital shall be presumed conclusively to have purchased, and the Company shall be presumed conclusively to have sold, such Account Receivable pursuant to this Agreement, and such Account Receivable shall be governed by the terms and conditions (including, without limitation, the Companies' representations and warranties to Access Capital) of this Agreement. The Accounts Receivable that Access Capital has purchased, either by its acceptance of an Invoice Delivery Schedule or by making an Initial Payment with respect thereto, are sometimes referred to herein as "Purchased Receivables."

     3. Nonconforming Receivables; Shortfall. If any Purchased Receivable is not paid by the Account Debtor within 90 days after the date that such Purchased Receivable was invoiced (the "Eligibility Period"), or if any Account Debtor asserts at any time a deduction, dispute, contingency, set-off, or counterclaim with respect to any Purchased Receivable, the Companies shall reimburse Access Capital on demand for the amount of the Initial Payment with respect to such Purchased Receivable plus a 1% adjustment fee of the amount of the Purchased Receivable. To the extent that the Companies are able immediately to provide new Eligible Accounts Receivable, in each case, in an amount sufficient to eliminate the amount that is subject to the adjustment fee, the adjustment fee will not be applicable. The Companies shall be obligated to pay (and Access Capital shall have the right to retain) all applicable fees due with respect to such Purchased Receivable even if the Companies are required to reimburse Access Capital for such Purchased Receivable. In the event that the average outstanding Initial Payments and the Term Facility (the "Actual Amount") during any calendar month is less than $500,000 (the "Required Minimum Amount"), then the Companies shall pay to Access Capital at the end of each such calendar month an amount equal to the Purchase Fees and Collateral Management Fees (collectively the "Monthly Fees") Access Capital would have been paid on the amount by which the Required

Minimum Amount exceeds the Actual Amount for such calendar month (herein called the "Shortfall") less the Cost of Funds.(the "Cost of Funds"). The Cost of Funds shall be equal to the fluctuating annual rate of three and three-quarters percent (3.75%) below Prime For purposes of calculating the additional Purchase Fees payable hereunder for any calendar month, the Shortfall shall be deemed to have been outstanding from the first to the last day of such calendar month.


     4. Administration of Accounts Receivable.

        (a) Commencing on the date of this Agreement, Access Capital shall administer the collection of all Accounts Receivable originated by the Companies. Following identification of payments and application to the related invoices, payments received with respect to any Accounts Receivable, net of fees due to Access Capital and any amounts due with respect to Purchased Receivables, shall be remitted to the Companies by Access Capital at weekly intervals (or such other intervals to which the Companies and Access Capital may agree from time to time).

        (b) Access Capital shall have no liability to the Companies for any mistake in the application of any payment received by it with respect to any Account Receivable, so long as Access Capital acts in good faith and without gross negligence.

        (c) Following the occurrence of a Default, the Purchased Receivables delivered by the Companies to Access Capital during each week (or such other period as Access Capital may reasonably determine) may be aggregated and administered singly or, in the discretion of Access Capital, collectively (singly, an "Aggregate Receivable" and collectively the "Aggregate
Receivables"). As Access Capital collects the Purchased Receivables comprising an Aggregate Receivable, it will pay to the Companies an amount equal to the excess, if any, of (i) the aggregate amount collected by Access Capital with respect to such Aggregate Receivable, less (ii) the sum of (A) the aggregate Initial Payments made by Access Capital with respect to such Aggregate Receivable, (B) the fees earned by Access Capital with respect to such Aggregate Receivable, (C) the aggregate amount theretofore paid by Access Capital (in excess of the amounts specified in clauses (ii)(A) and (ii)(B)) with respect to such Aggregate Receivable, if any, and (D) any other amounts due to Access Capital which have not theretofore been paid.

     5. Cross-Collateralization. If a Default (as hereinafter defined) shall have occurred and be continuing, in addition to Access Capital's other rights and remedies herein, Access Capital shall have the right, which may be exercised in its sole and absolute discretion at any time and from time to time during the continuance of such Default, to apply all amounts collected with respect to Accounts Receivable as follows, before any payment from such collections shall be made to the Companies: (i) against the unreimbursed balance of the Initial Payments made by Access Capital to the Companies with respect to Purchased Receivables; (ii) to the payment of all fees accrued with respect to Purchased Receivables, whether or not such fees have become due and payable pursuant to the terms of this Agreement; and (iii) to the payment of any and all other liabilities and Obligations of the Companies to Access Capital pursuant to the Transaction Documents and any other agreement entered into between Access Capital and the Companies. For purposes of this Section, "Companies" means and includes each person named as the Companies in the preamble to this Agreement and any parent, subsidiary, controlling person or other affiliate thereof.

     6. Collection of Accounts Receivable.

        (a) Unless an Event of Default occurs , the Companies will instruct all Account Debtors obligated with respect to its Accounts Receivable to mail or deliver payments on such Accounts Receivable directly to the bank lockbox account. Such instructions shall not be rescinded or modified without Access Capital's prior written consent. If, despite such instructions, a Company shall receive any payments with respect to any Purchased Receivables, the Companies shall receive such payments in trust for the benefit of Access Capital, shall segregate such payments from the other funds of the Companies, and shall deliver or cause to be delivered to Access Capital, in the same form as so received with all necessary endorsements, all such payments received as soon as practicable, but in no event later than five business days after the receipt thereof by the respective Company. The Companies shall pay Access Capital fifteen percent (15%) of the amount of any payment on account of Accounts Receivable that has been received by a Company and not so delivered in kind to Access Capital within five business days following receipt thereof by a Company.

        (b) Upon an Event of Default, Access Capital shall have the full power and authority to collect each Account Receivable, through legal action or otherwise, and may, in its sole discretion, settle, compromise, or assign (in whole or in part) the claim for any of the Accounts Receivable, or otherwise exercise any other right now existing or hereafter arising with respect to any of the Accounts Receivable, if such action will facilitate collection. The amount of any reduction resulting from any such settlement, compromise, assignment or other collection action shall reduce the balance otherwise due to the Companies hereunder. If Access Capital is required to enforce its rights hereunder against one or more of the Account Debtors, any of the Companies and/or any party named under the Validity and Management Support Agreement, then in any such event the Companies shall be liable to Access Capital for its reasonable attorney's fees incurred in the collection and interest on any amounts due from the date of the Default to the date of satisfaction at the maximum rate permitted by law. Any payment due to the Companies shall be reduced by the reimbursable expenses described in the Standard Terms. The Companies acknowledge and agree that Access Capital shall have the sole and exclusive right to commence legal action to collect any Account Receivable.


     7. Payment of Expenses and Taxes; Indemnification.

        (a) The Companies will pay or reimburse Access Capital for all of Access Capital's reasonable out-of-pocket costs and reasonable expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, any of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of outside counsel to Access Capital (whether or not such counsel is affiliated with Access Capital).


        (b) The Companies will pay or reimburse Access Capital for all its reasonable costs and reasonable expenses incurred in connection with the enforcement or preservation of any rights under the Transaction Documents, and the verification of the Accounts Receivable and the credit worthiness of the account debtors, including, without limitation, fees and disbursements of outside counsel to Access Capital (whether or not such counsel is affiliated with Access Capital) and any collateral evaluation (e.g. field examinations, collateral analysis or other business analysis) performed by Access Capital or for its benefit as Access Capital deems necessary, as well as for the costs at Access Capital's regularly posted rates, for overnight mail delivery, UCC and tax lien searches and tax lien update searches and bank wire transfer fees. Access Capital shall have the right to visit the Companies at any time to review and photocopy the books and records of the Companies, or portions thereof, as Access Capital shall determine to facilitate its work hereunder.

        (c) The Companies will pay, indemnify, and hold Access Capital harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from, any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement of modification of, or any waiver or consent under or in respect of, the Transaction Documents.

        (d) The Companies will pay, indemnify, and hold Access Capital harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether threatened, pending or determined (including reasonable attorneys' fees and court costs now or hereafter arising from the enforcement of this clause), (1) with respect to the execution, delivery, enforcement and performance of the Transaction Documents, including, without limitation, the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any collateral, or (2) arising directly or indirectly from the activities of any of the Companies or any subsidiary, its predecessors in interest, or third parties with whom it has a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person, or (3) arising by virtue of or in connection with any representation or warranty by any of the Companies being untrue as of the date made or any agreement or covenant by the Companies not being performed as and when required hereunder (all of the foregoing, collectively, the "indemnified liabilities"); provided, that the Companies shall have no obligation hereunder to Access Capital with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of Access Capital, (ii) salaries and other amounts payable by Access Capital to its employees in the ordinary course of business (other than for legal fees specifically billed with respect to a particular matter to which the foregoing relates) or (iii) expenses incurred by Access Capital (other than those specifically enumerated above) in the ordinary course of business in connection with the performance of its obligations hereunder. To the extent that Access Capital shall incur costs or expenses, or shall provide amounts to the Companies in excess of amounts otherwise delivered hereunder as Initial Payments, all such amounts shall bear interest at a monthly rate equal to 2% of

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
the amounts so provided, for each month or portion thereof as such amounts shall be outstanding. The obligations in this Section shall survive the termination of this Agreement.

     8. Termination. This Agreement shall be effective for a period commencing on the date hereof and continuing until the close of business on the second anniversary of the date on which the Companies shall first receive proceeds of an Initial Payment from Access Capital (the "Initial Term"). This Agreement shall be deemed to be automatically renewed for an additional year at the expiration of the Initial Term, and thereafter to be automatically renewed for succeeding one year terms at the end of the first and each succeeding renewal term, unless the Companies shall (1) deliver written notice of cancellation to Access Capital not earlier than 120 days and not later than 30 days prior to the expiration date of the Initial Term or any succeeding renewal term and (2) have paid in full all Obligations (as defined herein due hereunder on or prior to the expiration date of the Initial Term or any renewal term, as applicable.

     If the Companies choose to terminate the Agreement prior to the expiration of the Initial Term , then besides payment in full of all Obligations , the Companies shall be assessed a Termination Fee ("the Termination Fee") as follows:

        (i) if the Agreement is repaid within the first twelve (12) months of the Initial Term or any renewal term, the Companies shall pay Access Capital a Termination Fee equal to 5% of the Capital Availability Amount.

        (ii) if the Agreement is repaid after month twelve (12) and prior to month nineteen (19) of the Initial Term or any renewal term, the Companies shall pay Access Capital a Termination Fee equal to 3% of the Capital Availability Amount.

        (iii) if the Agreement is repaid after month nineteen (19) of the Initial Term or any renewal term, the Companies shall pay Access Capital a Termination Fee equal to 2% of the Capital Availability Amount.

     To the extent there is a change in the controlling ownership of Access Capital, and the Companies choose to terminate the Agreement, the Termination Fee shall be waived.


     9. Defaults; Remedies. If any of the following events (each herein referred to as a "Default") shall occur:

        (a) Any representation, warranty or covenant made by any of the Companies in any of the Transaction Documents shall prove to have been incorrect, incomplete or misleading on or as of the date made or deemed made; or

        (b) Any of the Companies shall fail to perform or observe any term, covenant or agreement contained in any Transaction Document and such failure shall continue for a period of five (5) days after written notice thereof from Access Capital shall have been received by a Company; or

        (c) A Company shall not pay any amount due to Access Capital under the Transaction Documents when due; however, to the extent that the amount due is less than or equal to $1,000, and such failure to pay shall continue for a period of five (5) days after written notice therefor from Access Capital shall have been received by a Company ; or

        (d) Access Capital shall reasonably believe that the Companies are failing to tender all of their Accounts Receivable to Access Capital pursuant to this Agreement; or the Companies shall have failed to tender Accounts Receivable to Access Capital for purchase for a period of ten or more consecutive business days; or

        (e) The Companies shall (i) instruct any Account Debtor to mail or deliver payment on Accounts Receivable to the Companies or to any person other than Access Capital; or (ii) deposit any Account Debtor payments and fail to deliver the proceeds to Access Capital within five business days; or

        (f) There shall be any change in the controlling ownership of any of the Companies; or

        (g) Any of the Companies (i) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (iii) shall commence

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
any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, or (v) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged; or

        (h) The Companies shall collectively fail to maintain: (i) at the end of any month a Debt Service Ratio (calculated on a rolling three-month basis) of at least 1.10x. "Debt Service Ratio" means, for any period, the following: (x) the net income or net loss (as defined by generally accepted accounting principles ("GAAP"), plus all non-cash charges during such period, minus all dividends and distributions made to shareholders during such period, divided by the (y) the aggregate amount of (1) principal paid during such period on the Companies' notes and capitalized leases and (2) the aggregate amount of cash out-of-pocket capital expenditures for such period and (ii) Eligible Accounts Receivable in an aggregate amount equal to or greater than the sum of (x) the aggregate amount of Initial Payments then outstanding plus (y) $125,000.

For purposes of this Agreement, a breach of any financial covenant set forth herein shall be deemed to have occurred as of any date of determination by Access Capital or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to Access Capital; or

        (i) Any of the Companies shall fail to provide Access Capital with any one or more of the following: (i) within ninety (90) days after the end of each of the Companies' fiscal years, the Companies' consolidated reviewed balance sheet as at the end of such fiscal year and the related statements of income, retained earnings and changes in cash flow for such fiscal year with a report of independent certified public accountants of recognized standing selected by the Companies and acceptable to Access Capital, setting forth in comparative form the figures as at the end of and for the previous fiscal year; (ii) within thirty (30) days after the end of each month, the Companies consolidated unaudited/internal balance sheet and statements of income, retained earnings and cash flows as at the end of and for such month, and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year; (iii) by the end of a fiscal year-end period, a complete set of projections, (which shall be prepared on a monthly consolidated basis and include balance sheets, income statements, and schedules of cash flows) for the forthcoming fiscal period; and (iv) no later than 10 days after the end of each monthly period an accounts receivable and accounts payable detailed aging for said month. At the times the financial statements are furnished pursuant to (i) and (ii) above, a certificate of the Companies President or Chief Financial Officer shall be delivered to Access Capital stating that, based on an examination sufficient to enable him or her to make an informed statement, no Default exists, or, if such is not the case, specifying such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Companies with respect to such event. All financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles, subject to normal year-end adjustments in the case of any monthly statement. Without affecting Access Capital's other rights and remedies, in the event any Companies fail to deliver any information required hereby on the date so required, the Companies shall pay Access Capital a fee in the amount of $750.00 per week (or portion thereof) for each such failure until such failure is cured to Access Capital's satisfaction or waived in writing by Access Capital. Such fee shall be charged to the applicable Companies account upon the occurrence of each such failure; or

        (j) The Companies' trade accounts payable shall be more than sixty (60) days past due unless such trade accounts payable are subject to bona fide disputes and adequate reserves have been provided on the applicable Companies books with respect thereto; or

        (k) The total outstanding Initial Payments and Term Facility exceeds the Percentage Limitations noted on Exhibit B; or

        (l)  If  either  of  the  two  following   individuals  terminate  their
employment with the respective Companies; (a) Mr. Bruce J. Haber, and/or (b) Mr. Louis Buther;

then, and in any of the foregoing such events, if such event shall continue uncured for a period of 30 days from its initial occurrence, there shall be due from the Companies a non-compliance fee equal to .50% of the then outstanding Accounts Receivable and the Accounts Receivable thereafter created until the Companies are again in compliance. Without regard to the foregoing with respect to the duration of any such events, a Default hereunder shall be a default under each of the Transaction Documents and Access Capital, without notice to the Companies, may exercise all of the rights provided in the Transaction Documents and, by notice to the Companies, may: (i) declare all Monthly Fees Access Capital would have been paid through the remainder of the term based upon the Required Minimum Amount, and all other Obligations payable under the Transaction Documents to be forthwith due and payable, whereupon such amounts shall become and be forthwith due and payable, without demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Companies; or (ii) declare that its obligation to purchase and/or administer Accounts Receivable pursuant to this Agreement is terminated, whereupon such obligation or obligations shall forthwith terminate; or (iii) with notice to the Companies, Access Capital may notify all Account Debtors to make all checks payable to Access Capital and to mail such payments directly to Access Capital at 405 Park Ave New York, NY 10022 or to such other address as Access Capital may chose or
(iii) collectively exercise all rights under subsections (i), (ii), and (iii). Access Capital may terminate its obligation to purchase additional Accounts Receivable pursuant to this Agreement without terminating this Agreement or its right to administer Accounts Receivable pursuant to the terms hereof.

     10. Security Interest.

        (a) Each of the Companies, Emergent Group, Inc. and PRI Medical Technologies, Inc. (each, a "Debtor" and, collectively, the "Debtors") hereby grants Access Capital a security interest (the "Security Interest") in all of the following property now owned or at any time hereafter acquired by such Debtor, or in which such Debtor now has or at any time in the future may acquire any right, title or interest (the "Collateral"): all accounts whether or not purchased by Access Capital pursuant to the Agreement, all other personal property and fixtures of such Debtor, including, without limitation, inventory, equipment, goods, documents, instruments (including, without limitations, promissory notes), contract rights, general intangibles (including without limitation, payment intangibles), chattel paper (whether tangible or electronic), supporting obligations, investment property, cash, deposit accounts, letter-of-credit rights, trademarks and tradestyles in which such Debtor now has or hereafter may acquire any right, title or interest and the proceeds and products thereof (including without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor, all rights of such Debtor pursuant to the Agreement, and all contract rights and other general intangibles related to the Accounts Receivable and associated therewith and the proceeds and products thereof (including without limitation proceeds of insurance) and all additions, accessions and substitutions thereto or therefor. Terms used in this Section which are defined in the Uniform Commercial Code as enacted and in effect from time to time in the State of New York (the "Code") are used as so defined in the Code.

        (b) This Security Interest shall secure any and all obligations and liabilities of each Debtor and any other party thereto under any of the Transaction Documents, whether such liabilities and obligations be direct or indirect, absolute or contingent, secured or unsecured, now existing or hereafter arising or acquired, due or to become due (the "Obligations").

        (c) Each Debtor will do all lawful acts which Access Capital deems necessary or desirable to protect the Security Interest or otherwise to carry out the provisions of this Agreement, including, but not limited to, the execution of Uniform Commercial Code financing, continuation, amendment and termination statements and similar instruments in form satisfactory to Access Capital and will promptly pay on demand any filing fees or other costs in connection with the filing or recordation of such statements and instruments. Each Debtor irrevocably appoints Access Capital as its attorney-in-fact during the term of this Agreement, to do all acts which it may be required to do in connection with the creation and perfection of its security interest under this Agreement, such appointment being deemed to be a power coupled with an interest, including, without limitation, the signing of UCC-1 Financing Statements in the name of such Debtor to reflect the security interest created hereby.

        (d) Each Debtor warrants that (i) its principal place of business, chief executive office and the place where the records concerning its accounts and contract rights are located at its address set forth herein and (ii) it is duly organized in the State of Nevada . None of the Accounts Receivable is evidenced by a promissory note or other instrument. Each Debtor shall keep its principal place of business and chief executive office and the office where it keeps its records concerning its accounts and contract rights at the location therefor specified in the previous sentence or, upon 30 days' prior written notice to Access Capital, at any other locations in a jurisdiction where all actions required by this Section 4 shall have been taken with respect to the Collateral. Each Debtor shall hold and preserve its records concerning its accounts and contract rights and shall permit representatives of Access Capital at any time during normal business hours to inspect and make abstracts from such records.

     (e) Each Debtor warrants that it has title to the Collateral purportedly owned by it and that there are no sums owed or claims, liens, security interests or other encumbrances (collectively, "Liens") against the Collateral, other than a security interest in certain equipment of the Companies in favor of securing indebtedness under various equipment lease not exceeding $1,100,000(as per debt schedule) (the " Equipment Liens"). The Debtors will notify Access Capital of any Liens against the Collateral, will defend the Collateral against any Liens adverse to Access Capital, and will not create, incur, assume, or suffer to exist now or at any time throughout the duration of the term of this Agreement, any Liens against the Collateral, whether now owned or hereafter acquired, except liens in favor of Access Capital and the Equipment Liens.

        (f) Each Debtor authorizes Access Capital to file, without the signature of such Debtor, where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Access Capital may file a photographic or other reproduction of this Agreement in lieu of a financing or continuation statement in any filing office where it is permissible to do so.

        (g) Each Debtor irrevocably appoints Access Capital as its attorney-in-fact (which power of attorney is coupled with an interest) and proxy, with full authority in the place and stead of such Debtor and in its name or otherwise, from time to time in Access Capital's discretion, to take any action or execute any instrument which Access Capital may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation: (i) to obtain and adjust insurance required to be paid to Access Capital pursuant to this Agreement; (ii) to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) to receive, endorse, and collect any checks, drafts or other instruments, documents, and chattel paper in connection with clause (i) or clause (ii) above; (iv) to sign such Debtor's name on any invoice or bill of lading relating to any account, on drafts against customers, on schedules and assignments of accounts, on notices of assignment, financing statements and other public records, on verification of accounts and on notices to customers (including notices directing customers to make payment directly to Access Capital); (v) if a Default has occurred and is continuing, to notify the postal authorities to change the address for delivery of its mail to an address designated by Access Capital, to receive, open and process all mail addressed to such Debtor, to send requests for verification of accounts to customers; and (vi) to file any claims or take any action or institute any proceedings which Access Capital may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Access Capital with respect to any of the Collateral. Each Debtor ratifies and approves all acts of said attorney; and so long as the attorney acts in good faith and without gross negligence it shall have no liability to such Debtor for any act or omission as such attorney.

        (h) If any Debtor fails to perform any agreement contained herein, Access Capital may itself perform, or cause performance of, such agreement or obligation, and the costs and expenses of Access Capital incurred in connection therewith shall be payable by such Debtor and shall be fully secured hereby.

        (i) The powers conferred on Access Capital hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon Access Capital to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Access Capital shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

        (j) Anything herein to the contrary notwithstanding, (i) each Debtor shall remain liable under any contracts and agreements relating to the Collateral, to the extent set forth therein, to perform all of its obligations thereunder, to the same extent as if this Agreement had not been executed; (ii) the exercise by Access Capital of any of its rights hereunder shall not release any Debtor from any of its obligations under the contracts and agreements relating to the Collateral; and (iii) Access Capital shall not have any obligation or liability by reason of this Agreement under any contracts and agreements relating to the Collateral, nor shall Access Capital be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        (k) In recognition of Access Capital's right to have its attorney's fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all liabilities and obligations of the Companies to Access Capital under the Transaction Documents, Access Capital shall not be required to record any terminations or satisfactions of liens on the Collateral unless and until each Debtor has executed and delivered to Access Capital a general release in a form reasonably satisfactory to Access Capital.

     (l) If any Default shall have occurred and be continuing:

               (i) Access Capital may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral), and also may (1) require any Debtor to, and each Debtor hereby agrees that it will at its expense and upon request of Access Capital forthwith, assemble all or part of the Collateral as directed by Access Capital and make it available to Access Capital at a place to be designated by Access Capital which is reasonably convenient to both parties and (2) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Access Capital's offices or elsewhere for cash, on credit or for future delivery, and upon such other terms as Access Capital may deem commercially reasonable. Each Debtor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Access Capital shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Access Capital may adjourn any public or private sale from time to time and fixed therefore, and any such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (ii) Any cash held by Access Capital as Collateral and all cash proceeds received by Access Capital in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Access Capital, be held by Access Capital as Collateral for, and/or then or any time thereafter be applied in whole or in part by Access Capital against, all or any part of the Obligations in such order as Access Capital shall elect. Any surplus of such cash or cash proceeds held by Access Capital and remaining after payment in full of all the Obligations shall be paid promptly over to the Companies or to whomsoever may be lawfully entitled to receive such surplus.

               (iii) Access Capital may exercise any and all rights and remedies of any Debtor under or in connection with the Collateral, including, without limitation, any and all rights of any Debtor to demand or otherwise require payment of any amount under, or performances of any provision of, any account, contract or agreement.

     11. Notices. All notices and other communications hereunder and under any other Transaction Document (unless otherwise specified in such Transaction Document) shall be deemed given when delivered or three days after deposited in the mails, first class postage prepaid (provided, however, that notices given by facsimile shall be deemed given when dispatched) and if to a party hereto at the address for such party set forth herein unless a party shall give notice in writing of a different address or facsimile number in the manner provided herein along with notice to BJH Management attn; Mr. Bruce Haber at 145 Huguenot St. Suite 405 New Rochelle, NY 10801.

     12. Amendments; Etc. No amendment, modification, termination, or waiver of any provision of any Transaction Document to which the Companies are party, nor consent to any departure by the Companies from any Transaction Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by Access Capital, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     13. No Waiver. No course of dealing between Access Capital and the Companies, nor any failure or delay on the part of Access Capital in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided in the Transaction Documents are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

     14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Companies and Access Capital and their respective successors and assigns, except that the Companies may not assign or transfer any of its rights under any Transaction Document to which it is a party without the prior written consent of Access Capital.

     15. Integration. This Agreement and the other Transaction Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

     16. Severability of Provisions. Any provision of any Transaction Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Transaction Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     17. Additional Reports. In the event that at any time after the expiration of the term of this Agreement (as the same may be extended or modified, or terminated following the occurrence of a default), the Companies or any successor or assignee of the Companies, shall request additional information from Access Capital including, without limitation, account reports, collections advice for previously concluded transactions or information for the Companies accounting records, such information shall be supplied by Access Capital to the Companies if available, and the Companies shall pay Access Capital based on the time spent by Access Capital personnel in the preparation of such information for the Companies, and for the disbursements incurred by Access Capital in connection therewith, at the hourly rates established by Access Capital for the consulting services of its personnel.

     18. Headings. Section headings in the Transaction Documents are included in such Transaction Documents for the convenience of reference only and shall not constitute a part of the applicable Transaction Documents for any other purpose.

     19. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.


     20. Invalid Provisions. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision(s) of this Agreement and any material statute, law or ordinance, contrary to which the parties have no legal right to contract, the latter shall prevail; but in such event, the provision(s) of this Agreement affected shall be curtailed and limited only to the scope and extent necessary to bring it within the legal requirements.

     If any provision(s) of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, such provision(s) shall be fully severable and this Agreement shall be then construed and enforced as if such illegal, invalid or unenforceable provision(s) was never part of this Agreement in the first instance and the remaining provision(s) shall continue in full force and effect without being affected by any such illegal, invalid or unenforceable provision(s) or by its severance from this Agreement. In addition, upon the finding of any such illegal, invalid or unenforceable provision(s), the parties agree that to the extent legally possible so that the same may be valid and enforceable, a provision shall be added to this Agreement as similar in its terms to the illegal, invalid or unenforceable provision as may be so within the confines of legality, validity and enforceability. In all events, if this entire Agreement or such material parts thereof are held illegal, invalid or unenforceable so that it cannot effectively continue so that its intents and purposes are carried out, or, if this Agreement is terminated as a result of any default on the part of the Companies, then, in any such event, notwithstanding anything to the contrary contained in this Agreement or otherwise, Access Capital shall, nevertheless, be entitled to immediate payment by and from the Companies of all Obligations then outstanding.

     21. Limitation of Liability. Access Capital shall have no liability whatsoever pursuant to this Agreement (i) for any loss or damages (including, without limitation, indirect, special or consequential damages) resulting from the refusal of Access Capital to accept or assume, or delay in accepting or assuming any Accounts Receivable or with respect to any malfunction, failure or interruption of computer, communication facilities, labor difficulties or Acts of God or other causes beyond its control; or (ii) for indirect, special or consequential damages arising from accounting or ministerial errors with respect to the account of the Companies with Access Capital. The liability of Access Capital for any default on its part pursuant to, or tort arising out of, this Agreement shall be limited to a refund to the Companies of any fees paid by it during the period starting on the occurrence of the default or tort and ending when it is cured or waived, or when this Agreement is terminated, whichever is earlier.

     22. JURISDICTION; JURY TRIAL WAIVER. EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE

LAYING OF THE VENUE OF ANY SUCH SUIT ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT ACTION OR PROCEEDING BROUGHT IN SUCH A COURT, AFTER ALL APPROPRIATE APPEALS, SHALL BE CONCLUSIVE AND BINDING UPON IT. THE PARTIES HERETO DO HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT. NOTHING CONTAINED HEREIN SHALL LIMIT IN ANY MANNER WHATSOEVER ACCESS CAPITAL'S RIGHT TO LITIGATE ANY AND ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT IN ANY OTHER COURTS AS ACCESS CAPITAL MAY SELECT, WHICH SUCH COURTS ARE CONVENIENT FORUMS AND THE COMPANIES SUBMIT TO THE PERSONAL JURISDICTION OF SUCH COURTS.

                                                                       EXHIBIT B

The day following the first Initial Payment, which is made to the Companies, the total outstanding Term Facility shall not exceed the sub-limits listed below, on a monthly basis, as a percentage of Eligible Accounts Receivable (the "Percentage Limitations").


Month                      %
---------------------------------
0                          15
1                          15
2                          15
3                          15
4                          12.5
5                          12.5
6                          12.5
7                          12.5
8                          10
9                          10
10                         10
11                         10
12                         7.5
13                         7.5
14                         7.5
15                         7.5
16                         7.5
17                         7.5
18                         5
19                         5
20                         5
21                         5
22                         5
23                         5
24                         0

         EXHIBIT C

                                                    TRANSACTION DOCUMENTS

     A. Access Capital shall have received the following documents, all of which shall be in form and substance satisfactory to Access Capital, in such number of counterparts as Access Capital may require and, in the case of instruments or agreements, shall have been executed by all the parties thereto:

          1.   This Agreement

          2.   Validity & Management Support Agreements.

          3.   Uniform Commercial Code initial financing statements.

          4. The results of lien searches against the Companies showing no lien of record other than various Equipment Liens;

          5. The Companies certificate of incorporations duly certified by the Secretary of State.

          6. The by-laws of the Companies, certified by its Secretary or Assistant Secretary.

          7. Good standing certificates, as of a recent date, issued with respect to the Companies by the Secretary of State.

          8. Incumbency certificates (with specimen signatures) with respect to the Companies.

          9. Certified resolutions for each of the Companies, authorizing the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby;

          10. A certificate of insurance and endorsement naming Access Capital as loss payee/additional insured;

          11. Opinion of counsel in form and substance acceptable to counsel of Access Capital.

          12.  Executed Lockbox and Blocked Account Agreement.

          13. The following documents, in form and substance satisfactory to Access Capital, duly executed by U.S. Bank National Association (the "Bank"):

               a. Payoff letter with respect to all amounts outstanding under the Extension and Modification Agreement with the Bank dated March 7, 2005 (the "Bank Loan");

               b. Release of all liens in connection with the Bank Loan and authorization to file Uniform Commercial Code termination statements in respect thereof;

               c.   Uniform Commercial Code termination statements.

         B. Access Capital shall have received the following payments:

          1.   Payment in full of all fees payable to Access Capital at closing;
               and

          2. Payment in full of all fees and disbursements of Access Capital's counsel.

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

            5/26/2005    Updated            PRI Medical Technologies, Inc.            Exhibit D
                                                      PRI FF&E
                                                    (Non-Leased)


                                                                                  ---------------
            Grand Total:                                                          $   1,004,872
                                                                                  ===============

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